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                                                                    EXHIBIT 99.1

                             [COLLINS & AIKMAN LOGO]

                          COLLINS & AIKMAN CORPORATION
                               GLOBAL HEADQUARTERS
                          250 Stephenson Hwy, Suite 100
                                 Troy, MI 48083

                                  CERTIFICATION
                          ACCOMPANYING FORM 11-K REPORT
                  OF THE COLLINS & AIKMAN PERSONAL SAVINGS PLAN
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
            (CHAPTER 63, TITLE 18 U.S.C. SUB-SECTION 1350(A) AND (B))

      Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chapter 63,Title 18 U.S.C. sub-sections 1350(a) and (b)), each of the undersigned hereby certifies that the Annual Report on Form 11-K for the year ended December 31, 2003 of the Collins & Aikman Personal Savings Plan (the "Plan") fully complies with the requirements of Section 13(a) or a Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Dated: June 28, 2004

                                                          /s/ Gregory L. Tinnell
                                       -----------------------------------------
                                                              Gregory L. Tinnell
                                                                        Chairman
                                             Collins & Aikman Benefits Committee
                                       and Senior Vice President Human Resources
                                                    Collins & Aikman Corporation

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